Exhibit 10.8

AMENDMENT NO. 1
ERIC M. WECHSLER EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT to the Employment Agreement is made and entered into, effective as of January 1, 2009, by and between NuCO2 Inc. (“Employer”) and Eric M. Wechsler (“Executive”).

R E C I T A L S

WHEREAS, Employer and Executive are parties to that certain Employment Agreement, dated as of September 13, 2007 (the “Employment Agreement”), pursuant to which Executive serves as Employer’s General Counsel and Secretary; and

WHEREAS, Employer and Executive desire to amend the terms of the Employment Agreement as set forth herein, effective as of January 1, 2009, in order to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and the rules and regulations promulgated thereunder.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto hereby agree as follows:

1.             The first sentence of Section 3.2(b) is amended to read as follows:

“In the event that the employment of the Executive shall be terminated by reason of the Executive becoming permanently incapacitated, then, as additional consideration for his past services to the Corporation, he shall receive one hundred percent (100%) of his then current annual Base Salary, in equal quarterly installments, without interest, during the one (1) year following the termination of employment.”

2.             The Employment Agreement as hereby amended shall continue in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 as of the date first written above.

NUCO2 INC.

By:	/s/ Michael E. DeDomenico
Name: Michael E. DeDomenico
Title: Chief Executive Officer

EXECUTIVE

/s/ Eric M. Wechsler
Eric M. Wechsler